# THIS IS A LEGALLY BINDING SALES CONTRACT

STATE OF GEORGIA

Date:September 21, 2010

1. **PURCHASE AND SALE.** The undersigned buyer, Benny Mims, or his assigns ("Buyer"), agrees to buy and the undersigned seller, Natural Dairy, Inc. ("Seller"), agrees to sell all that tract or parcel of land, with such improvements as are located thereon, described as follows and hereinafter referred to as the "Property":

   All that tract or parcel of land and the improvements located thereon, lying and being in Burke andJenkins Counties, Georgia on Old Louisville Road and Herndon Road, containing 491.49 acres, more or less, A PORTION OF the tract described and recorded in the Burke County, Georgia records in Deed Book 754, page 166; the subject property is identified as Tract II on a plat filed in the Burke County, Georgia records in the File for Plats No. B-493, LESS AND EXCEPT 94.58 acres according to a plat done by Steve Bargeron & Associates for Canoochee River Plantation, LLC, dated September 16, 2010.

   The full legal description of the Property is the same as is recorded with the Clerk of the Superior Court of the county in which the Property is located and is made a part of this Contract by reference.

2. **PURCHASE PRICE.** The purchase price of the Property to be paid by Buyer is:

   One million six hundred thousand dollars ($1,600,000.00).

3. **EARNEST MONEY.** Broker is holding Buyer's check for $25,000.00 as earnest money. Said earnest money will be deposited in Broker's Trust Account within three (3) business days of the Binding Agreement Date.

   Holder shall disburse earnest money only as follows: (a) upon the failure of the parties to enter into a binding agreement; (b) at closing; (c) upon a written agreement signed by all parties having an interest in the funds; (d) upon order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; (e) upon Holder's reasonable interpretation of this Contract, in which case Holder will give all parties 15 days notice stating to whom and why the disbursement will be made.

   Buyer shall be entitled to the earnest money: (a) upon the failure of the parties to enter into a binding agreement; (b) at closing; (c) upon termination of this Contract due to the default of the Seller; (d) as otherwise herein provided.

   Seller shall be entitled to the earnest money: (a) upon termination of this Contract due to the default of the Buyer, in which case Holder may pay the earnest money to Seller by check, which if accepted by Seller, shall constitute liquidated damages in full settlement of all claims of Seller; (b) as otherwise herein provided.

Initial: Buyer BM Seller Broker

4. (a) **WARRANTY.** Seller agrees to furnish a marketable title to said Property and agrees to convey said property by general warranty deed to Buyer at the time the sale is consummated, subject only to (a) zoning; (b) utility easements of record; (c) covenants and restrictions of record; (d) encumbrances and leases specified in this contract.

   (b) **TITLE EXAMINATION.** Buyer may, prior to closing, examine title and furnish to Seller a written statement of objections affecting the marketability of said title. If Seller fails to satisfy valid title objections (other than liens, judgments and deeds to secure debt that can be satisfied through the payment of money), Seller may unilaterally extend the closing date for thirty (30) days upon written notice to Buyer, said notice given on or before the original date of closing. If Seller fails to satisfy valid title objections prior to closing or any extension thereof, then Buyer may terminate this Contract upon written notice to Seller, in which case Buyer's earnest money shall be returned. Once exercised, Seller's right to unilaterally extend the closing date shall terminate. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.

5. **INSPECTION.** Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times to thoroughly inspect and survey the Property. Buyer agrees to hold the Seller and Broker harmless from all claims, injuries, and damages arising out of or related to the exercise of these rights. Buyer agrees to be responsible for any out of the ordinary damage to the Property during the inspection.

6. **CLOSING DATE AND POSSESSION.** This transaction shall be closed on or before October 28, 2010. Buyer is currently in possession of the Property under a farm lease and has paid rent under said Lease. Buyer agrees that he shall not seek any reimbursement of said rent as a result of the purchase of the Property. This provision of the Contract shall not merge at Closing.

7. **PERFORMANCE.** Time is of the essence of this Contract, and Seller and Buyer agree that such documentation as may be legally necessary to carry out the terms of this Contract shall be executed and delivered by the parties at the time this sale is consummated.

8. **PROPERTY CONDITION.** Seller warrants that when this transaction is consummated, the Property will be in substantially the same condition as it is on the date of this Contract. Should the Property be substantially damaged before this Contract is consummated, then Buyer may terminate this Contract, in which case Buyer's earnest money will be returned.

9. **COST RESPONSIBILITY.** Seller is to pay all liens and/or encumbrances on said Property and for all transfer tax on Seller's deed. Buyer is to pay for the examination of title, intangible tax and preparation of all instruments necessary to close this sale. Real estate taxes are to be pro-rated as of the date of closing.

10. **PROPERTY SOLD "AS-IS".** Subject to Seller conveying marketable title as provided in paragraph 4(a) and the representations made by Seller under the Special Stipulations hereto, all parties agree that the Property is being sold "as-is", with all faults.

Initial: Buyer JBA Seller EW Broker

11. **COMMISSION.** In negotiating this Contract, Shivers Real Estate Investments, Inc., as Broker, has rendered a valuable service, and for this reason, Broker is made a party to this Contract so as to enable Broker to enforce his fee rights hereunder against the parties hereto on the following basis: Seller agrees to pay Broker a real estate commission pursuant to a separate agreement between Seller and Broker and any amendments thereto, payable at closing.

12. **AGENCY DISCLOSURE.** Broker has acted as agent for the Seller in this transaction, and is to be paid a commission by the Seller. Broker has not acted as agent for the Buyer in this transaction.

13. **MULTIPLE COUNTERPARTS.** This Contract may be executed in multiple counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

14. **SURVIVAL OF AGREEMENT.** All conditions or stipulations not fulfilled at time of closing shall survive the closing until such time as the conditions or stipulations are fulfilled.

15. **REPRESENTATIONS OF BROKER.** Seller and Buyer acknowledge that they have not relied upon the advice or representations of Broker or Broker's associates on any matter beyond the real estate transaction. Broker and Broker's associates are not expert in other matters, and if Seller or Buyer have concerns, they are hereby advised to obtain expert advice relative thereto.

16. **SPECIAL STIPULATIONS.**
The following Special Stipulations, if in conflict with any preceding paragraph, shall control:

A. All irrigation equipment and systems on the Property at the date of this Agreement shall remain on the Property as part of the sale.

B. Seller makes no warranties regarding the equipment on the Property. Buyer will accept said equipment in "as is" condition.

C. Any necessary survey and plat will be provided by the Seller and the cost will be divided equally between Seller and Buyer.

D. Seller hereby warrants that there will be no leases or obligations to others surviving beyond closing other than herein stated.

E. Seller warrants that any state or federal environmental issues applicable to this Property will be resolved prior to closing.

F. Seller warrants that the applicable timber sale shall be released prior to closing, and that the timber on the subject property is not to be cut and will remain as it is on the date of this Agreement.

G. The crop bases on the subject property will be the result of a normal reconstitution by the USDA FSA.

Initial: Buyer JBM Seller: [signature] Broker: [signature]

This Contract constitutes the sole and entire agreement between the parties and no modification of this Contract shall be binding unless it is in writing, attached hereto and signed by all parties to this Contract. Representations, promises or inducements not included in this Contract shall not be binding upon any party hereto.

All rights, powers, privileges and duties hereby granted or assumed shall inure to the benefit of and shall be binding upon the successors, assigns, heirs, administrators and executors of the parties hereto.

This instrument shall be regarded as an offer by Buyer or Seller who first executes the same, to the other, and is open for acceptance by the other until noon, on the 29 day of September, 2010, by which time this Contract must have been accepted and executed by both Buyer and Seller, and proper legal notice of the same received by Broker, legal notice being constituted either by Broker's receipt of the completed Sales Contract or a facsimile or e-mail transmission of said Contract, the date of said receipt being the **BINDING AGREEMENT DATE.**

WITNESS
THE HAND AND SEAL OF THE UNDERSIGNED:

Benny Mims (seal) 9.25.10
Buyer: Benny Mims Date

(seal) ______
Seller: Natural Dairy, Inc. Date

By: ERIC WATSON

Broker: Shivers Real Estate Investments, Inc.
Brokerage Firm License Number: H-15489
Phone Number: 706-554-9953
By: Paul H. Shivers, Jr.
Georgia Real Estate License Number 113043

Seller's address: 1431 N. Jones Plantation Road
Millen, GA 30442
706-621-6737 Fax: 646-213 7749

Buyer's address: 1555 N Jones Plantation Road
Millen, GA 30442
478-494-4576

**BINDING AGREEMENT DATE __________, RECEIVED AT ______ (AM)(PM)**